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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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DATE OF REPORT:                 FEBRUARY 27, 1998

DATE OF EARLIEST EVENT
REPORTED:                       FEBRUARY 12, 1998
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                         MAGELLAN HEALTH SERVICES, INC.

            (Exact name of registrant as specified in its charter).

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           DELAWARE                         1-6639                        58-1076737
   (State of incorporation)        (Commission File Number)      (IRS Employer Identification
                                                                             No.)
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   3414 PEACHTREE ROAD, N.E., SUITE 1400, ATLANTA,                     30326
                       GEORGIA
       (Address of principal executive offices)                      (Zip Code)
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                                 (404) 841-9200

              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    On February 12, 1998, a wholly-owned subsidiary of the Registrant (the "Company" or "Magellan"), MBC Merger Corporation, merged with Merit Behavioral Care Corporation ("Merit") whereby Merit became a wholly-owned subsidiary of the Company.

    The Company acquired all of the outstanding stock of Merit for approximately $448.9 million in cash plus the repayment of long-term debt. The Company refinanced its $375 million 11.25% Senior Subordinated Notes as part of the Merit acquisition. The Company will account for the Merit acquisition using the purchase method of accounting. Merit manages behavioral healthcare programs for over 21 million covered lives across all segments of the healthcare industry, including HMOs, Blue Cross/Blue Shield organizations and other insurance companies, corporations and labor unions, federal, state and local government agencies, and various state Medicaid programs.

    In connection with the consummation of the Merit acquisition, the Company consummated certain related transactions (together with the Merit acquisition, collectively, the "Transactions"), as follows: (i) the Company terminated its credit agreement; (ii) the Company repaid all loans outstanding pursuant to and terminated Merit's existing credit agreement (the "Merit Existing Credit Agreement"); (iii) the Company completed a tender offer for its 11 1/4% Series A Senior Subordinated Notes due 2004 (the "Magellan Outstanding Notes"); (iv) Merit completed a tender offer for its 11 1/2% Senior Subordinated Notes due 2005 (the "Merit Outstanding Notes"); (v) the Company entered into a new senior secured bank credit agreement (the "New Credit Agreement") with The Chase Manhattan Bank and a syndicate of financial institutions, providing for credit facilities of up to $700 million; and (vi) the Company issued $625 million in 9% Senior Subordinated Notes due 2008 (the "Notes").

    The following table sets forth the sources and uses of funds for the Transactions at closing (in thousands):

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SOURCES:
Cash and cash equivalents......................................  $   59,290
New Credit Agreement:
  Revolving Facility (1).......................................      20,000
  Term Loan Facility...........................................     550,000
The Notes......................................................     625,000
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  Total sources................................................  $1,254,290
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                                                                 ----------

USES:
Cash paid to Merit shareholders................................  $  448,867
Repayment of Merit Existing Credit Agreement (2)...............     196,357
Purchase of Magellan Outstanding Notes (3).....................     432,102
Purchase of Merit Outstanding Notes (4)........................     121,651
Transaction costs (5)..........................................      55,313
                                                                 ----------
Total uses.....................................................  $1,254,290
                                                                 ----------
                                                                 ----------
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(1) The Revolving Facility provides for borrowings of up to $150.0 million. The
    Company had approximately $112.5 million available for borrowing pursuant to the Revolving Facility after consummating the Transactions, excluding approximately $17.5 million of availability reserved for certain letters of credit.

(2) Includes principal amount of $193.6 million and accrued interest of $2.7 million.

(3) Includes principal amount of $375.0 million, tender premium of $43.4 million and accrued interest of $13.7 million.

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(4) Includes principal amount of $100.0 million, tender premium of $18.9 million and accrued interest of $2.8 million.

(5) Transaction costs include, among other things, expenses payable at closing associated with the tender offers for the Magellan Outstanding Notes and the Merit Outstanding Notes, the Notes, the Merit acquisition and the New Credit Agreement.

    The total consideration in the Merit acquisition was determined through arm's length negotiations between representatives of Magellan and Merit. No directors or officers of Magellan and its affiliates or Merit and its affiliates had any material relationship prior to the Merit acquisition.

    Magellan and its provider business affiliates and Merit and its behavioral managed care affiliates transacted business in the ordinary course prior to the Merit acquisition.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

FINANCIAL STATEMENTS

    The Merit Financial Statements, together with the independent public accountants' reports thereon, will be filed by amendment to this Form 8-K not later than April 28, 1998.

PRO FORMA FINANCIAL INFORMATION

    The Merit pro forma financial information will be filed by amendment to this Form 8-K not later than April 28, 1998.

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EXHIBITS

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2(a)       Agreement and Plan of Merger, dated October 24, 1997, among the Company, Merit
           Behavioral Care Corporation and MBC Merger Corporation, which was filed as Exhibit
           2(g) to the Company's Quarterly Report on Form 10-Q for the quarterly period ended
           December 31, 1997 and is incorporated herein by reference.

99(a)      Press release, dated October 27, 1997.

99(b)      Press release, dated February 12, 1998.
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 1998                  Magellan Health Services, Inc.

                                          By: /s/ CRAIG L. MCKNIGHT
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                                          Executive Vice President and
                                          Chief Financial Officer

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